UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

May 12, 2015

814-00201
(Commission File Number)

MVC CAPITAL, INC.
(the "Fund")
(Exact name of registrant as specified in its charter)

DELAWARE, 943346760
(Jurisdiction of Incorporation) (IRS Employer Identification Number)

287 Bowman Avenue
2nd Floor
Purchase, NY  10577
(Address of registrant's principal executive office)

914-701-0310
(Registrant's telephone number)
_______________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02.  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Report.

(a)           For the reasons discussed below, the Company’s Valuation Committee has determined to adjust the fair valuation of MVC Automotive Group GmbH. (“MVC Auto”) contained in the following previously filed reports of the Company (the “Affected Reports”): the Company’s Annual Report on Form 10-K for its fiscal year ended October 31, 2013; and its Quarterly Reports on Form 10-Q for the fiscal quarters ended January 31, 2013, April 30, 2013, July 31, 2013, January 31, 2014, April 30, 2014 and July 31, 2014. As a result, the Affected Reports should not be relied on. The decision to revise the valuations was made to reflect corrected financial information for MVC Auto’s Belgian operations, which, as disclosed in the Company’s Form 12b-25 dated January 14, 2015, experienced accounting and control issues. Further details surrounding the Company’s determination regarding the Affected Reports follows.

The Company previously disclosed in its Form 12b-25 filings, dated January 14, 2015 and March 12, 2015, that it was unable to timely file its Annual Report on Form 10-K for the most recent fiscal year ended October 31, 2014 (the “2014 Annual Report”) and its Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2015 (the “First Quarter 10-Q”).  The Company explained that its delay is attributable to one of its European portfolio companies, MVC Auto, which had not completed its financial statements for the year ended December 31, 2013 or for the 9 month period ended September 30, 2014 (together, the “Financials”) and therefore could not yet be definitively valued as of our fiscal year end by our Valuation Committee.  As disclosed, the delay in financial reporting for MVC Auto related to its Belgian operations only, which were conducted through two subsidiaries, Cegeac and Somotra (representing 3 of a total 11 dealerships owned by MVC Auto at October 31, 2013).  As also previously disclosed, in March 2014, Cegeac voluntarily subjected itself to a court-approved bankruptcy proceeding.  A bankruptcy administrator was appointed to oversee the bankruptcy, and the administrator has denied MVC Auto and its auditors access to Cegeac’s records.  In addition, as disclosed in the Form 12b-25 filing, MVC discovered accounting irregularities and financial control issues at both Cegeac and Somotra and, as a result, promptly after discovery, the senior management and finance team of the Belgian operations were replaced.

After internal and external financial reviews of the MVC Auto Belgian operations, on May 12, 2015, the Company’s Audit Committee considered revised financial information furnished by MVC Auto’s management covering the MVC Auto Belgian operations, which included U.S. GAAP balance sheets as of December 31, 2013 and September 30, 2014, the audits of which are substantially complete. After its review of the revised financial information, the Audit Committee recommended that the Company’s Valuation Committee re-assess the fair valuations for the Company’s MVC Auto investment for each of the period ends covered by the Affected Reports (the “Affected Period Ends”). As a result, on that same date, the Valuation Committee, based on the adjusted information presented, re-valued the Company’s MVC Auto holdings as of the Affected Period Ends, with the understanding that such values may be subject to minor adjustments following the completion of the audit of MVC Auto’s Belgian operations.  Based on its review of the adjustments, the Audit Committee (on that same date) determined to restate the Company’s reports for such period ends and, as a result, the Affected Reports should no longer be relied upon.

In addition, in connection with the audit of the Company’s financials as of  October 31, 2014, the Company is further reviewing the fair valuation of SGDA Europe B.V. (“SGDA”), one of our portfolio companies, for October 31, 2014, as well as for prior periods covered by the Affected Reports.  The process has not concluded, and any adjustment to the SGDA valuation will be subject to ultimate action by the Company’s Valuation Committee.  Any adjustment for a prior period will be reflected in the restated report for the relevant period and, if significant, could separately have been a basis for non-reliance on the current report for that period.

Restated reports for the periods covered by the Affected Reports are currently expected to be filed with the Securities and Exchange Commission prior to July 31, 2015.  The specific timing for the filing of the 2014 Annual Report, as well as the First Quarter 10-Q, are not yet known, but both are also currently expected to be filed prior to July 31, 2015.  The Company expects to announce the holding of its annual meeting following the filing of the 2014 Annual Report.

The Company’s Management and the Audit Committee have discussed with Ernst & Young, the Company’s independent public accountants, the matters disclosed in this Report.

Forward-Looking Statements
The information contained in this report contains forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements, including: the timing of the filing of the 2014 Annual Report, the First Quarter 10-Q and the restated Affected Reports for prior periods, the actual financial results to be contained in the 2014 Annual Report, the First Quarter 10-Q and restated Affected Reports, including the net assets of the Company and the fair value of its portfolio companies to be reported in each such report, the performance of MVC Capital's investments, and changes in economic or financial market conditions and other factors that are enumerated in the Company's periodic filings with the Securities and Exchange Commission. MVC Capital disclaims and does not undertake any obligation to update or revise any forward-looking statement in this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MVC CAPITAL, INC. By: /s/ Michael Tokarz Michael Tokarz Chairman

                               Dated:  May 14, 2015